The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Third-Quarter 2024 Results

Cincinnati, October 24, 2024 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Third-quarter 2024 net income of $820 million, or $5.20 per share, compared with a net loss of $99 million, or $0.63 per share, in the third quarter of 2023, after recognizing a $645 million third-quarter 2024 after-tax increase in the fair value of equity securities still held.
•Third-quarter 2024 non-GAAP operating income* of $224 million, or $1.42 per share, compared with $261 million, or $1.66 per share, in the third quarter of last year. The decrease of $37 million, or 14%, was primarily due to an $86 million increase in after-tax catastrophe losses.
•$919 million increase in third-quarter 2024 net income, compared with third-quarter 2023, primarily due to the after-tax net effect of a $956 million increase in net investment gains.
•$88.32 book value per share at September 30, 2024, up $11.26 since year-end.
•17.8% value creation ratio for the first nine months of 2024, compared with 4.4% for the same period of 2023.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Revenue Data
Earned premiums	$2,297	$2,033	13	$6,524	$5,894	11
Investment income, net of expenses	258	225	15	745	655	14
Total revenues	3,320	1,811	83	8,799	6,657	32
Income Statement Data
Net income (loss)	$820	$(99)	nm	$1,887	$660	186
Investment gains and losses, after-tax	596	(360)	nm	1,187	67	nm
Non-GAAP operating income*	$224	$261	(14)	$700	$593	18
Per Share Data (diluted)
Net income (loss)	$5.20	$(0.63)	nm	$11.97	$4.17	187
Investment gains and losses, after-tax	3.78	(2.29)	nm	7.53	0.42	nm
Non-GAAP operating income*	$1.42	$1.66	(14)	$4.44	$3.75	18

Book value				$88.32	$67.72	30
Cash dividend declared	$0.81	$0.75	8	$2.43	$2.25	8
Diluted weighted average share outstanding	157.7	156.9	1	157.7	158.2	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 3Q24 Release 1

Insurance Operations Highlights
•97.4% third-quarter 2024 property casualty combined ratio, increased from 94.4% for the third quarter of 2023.
•17% growth in third-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$406 million third-quarter 2024 property casualty new business written premiums, up 30%. Agencies appointed since the beginning of 2023 contributed $41 million or 10% of total new business written premiums.
•$20 million third-quarter 2024 life insurance subsidiary net income, down $5 million compared with the third quarter of 2023, and 4% growth in third-quarter 2024 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•15% or $33 million increase in third-quarter 2024 pretax investment income, including a 21% increase in bond interest income and a 1% decrease in stock portfolio dividends.
•Three-month increase of 5% in fair value of total investments at September 30, 2024, including a 10% increase for the bond portfolio and a 1% decrease for the stock portfolio.
•$5.379 billion parent company cash and marketable securities at September 30, 2024, up 11% from year-end 2023.

Financial Strength to Serve Policyholders
Stephen M. Spray, president and chief executive officer, commented: “We responded to 20 weather-related catastrophes across the U.S. in the third quarter, including Hurricane Helene, which swept through 11 states at the end of September. Our hearts go out to these communities and their residents who are trying to put lives, homes and businesses back together. Confident in our financial strength, our field claims associates can shine, responding in person, paying claims and delivering fair, fast and empathetic service.

“Those catastrophes added 13 points to our combined ratio for the quarter, just above our 5-year third-quarter average of 12.2%, bringing our combined ratio to 97.4%. As evidence of our ongoing focus on increasing product and geographic diversification, fine-tuning pricing precision and applying our underwriting expertise, our nine-month underwriting profit improved 53%, growing to $228 million compared to $149 million for the first nine months of 2023. Our combined ratio for the year through September 30 is 96.5% – comfortably within our target long-term average range of 92% to 98%.

“Investment income for the third quarter also grew, rising 15% to $258 million, driven by a 21% increase in bond interest income. Our investment professionals regularly trim or exit equity positions as they work to keep our investment portfolio optimized to balance near-term income generation with long-term book value growth potential. During the quarter we had $959 million in net sales of equity securities and $672 million in net purchases of fixed-maturity securities. This does not signal a change to our investment strategy. We will continue to hold both significant equity and bond portfolios.”
Stability for Agents
“As we’ve visited with agents during the third quarter, they shared how they appreciate our responsiveness and our stability as we offer them options for new business opportunities even through the market turbulence of the past year. Our associates working with the independent agents who represent us are answering the call, crafting risk management solutions that showcase our expertise across every segment of our business.
“In the first nine months of 2024, property casualty net written premiums topped $7 billion, up 14% compared with the first nine-months last year – a new record. We continued to write healthy amounts of both new and renewal business, with commercial lines growing 8%, personal lines at 30% and excess and surplus lines at 15%.”
Value for Shareholders
“At September 30, our book value per share again reached a record high, increasing 15% since December 31, 2023, to $88.32. Consolidated cash and total investments climbed to nearly $30 billion. Our value creation ratio, which considers the dividends we pay as well as our growth in book value, was 17.8% for the first nine months – ahead of our 10% to 13% average annual target for this measure.”
                                             CINF 3Q24 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$2,217	$1,957	13	$6,284	$5,661	11
Fee revenues	3	3	0	9	8	13
Total revenues	2,220	1,960	13	6,293	5,669	11

Loss and loss expenses	1,499	1,261	19	4,181	3,840	9
Underwriting expenses	659	587	12	1,884	1,680	12
Underwriting profit	$62	$112	(45)	$228	$149	53

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	67.6%	64.4%	3.2	66.5%	67.8%	(1.3)
Underwriting expenses	29.8	30.0	(0.2)	30.0	29.7	0.3
Combined ratio	97.4%	94.4%	3.0	96.5%	97.5%	(1.0)

			% Change			% Change
Agency renewal written premiums	$1,795	$1,549	16	$5,321	$4,727	13
Agency new business written premiums	406	313	30	1,159	867	34
Other written premiums	92	95	(3)	520	532	(2)
Net written premiums	$2,293	$1,957	17	$7,000	$6,126	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.0%	57.7%	(0.7)	58.6%	59.7%	(1.1)
Current accident year catastrophe losses	13.8	9.4	4.4	11.2	11.9	(0.7)
Prior accident years before catastrophe losses	(2.4)	(2.4)	0.0	(2.2)	(3.2)	1.0
Prior accident years catastrophe losses	(0.8)	(0.3)	(0.5)	(1.1)	(0.6)	(0.5)
Loss and loss expense ratio	67.6%	64.4%	3.2	66.5%	67.8%	(1.3)

Current accident year combined ratio before catastrophe losses	86.8%	87.7%	(0.9)	88.6%	89.4%	(0.8)

•$336 million or 17% growth of third-quarter 2024 property casualty net written premiums, and nine-month growth of 14%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to third-quarter growth from Cincinnati Re® and Cincinnati Global in total was 1 percentage point.
•$93 million or 30% increase in third-quarter 2024 new business premiums written by agencies. The growth included a $30 million increase in standard market property casualty production from agencies appointed since the beginning of 2023.
•245 new agency appointments in the first nine months of 2024, including 82 that market only our personal lines products.
•3.0 percentage-point third-quarter 2024 combined ratio increase, including an increase of 3.9 points from catastrophe losses.
•1.0 percentage-point nine-month 2024 combined ratio improvement, including a decrease of 1.2 points from lower catastrophe losses.
•3.2 percentage-point third-quarter 2024 benefit from favorable prior accident year reserve development of $71 million, compared with 2.7 points or $53 million for third-quarter 2023.
•3.3 percentage-point nine-month 2024 benefit from favorable prior accident year reserve development, compared with 3.8 points for the first nine months of 2023.
•1.1 percentage-point improvement, to 58.6%, for the nine-month 2024 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 1.1 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 2.2 points for the case incurred portion.
•0.3 percentage-point increase in the underwriting expense ratio for the first nine months of 2024, compared with the same period of 2023, largely due to higher levels of profit-sharing commissions for agencies.
                                             CINF 3Q24 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$1,137	$1,062	7	$3,326	$3,184	4
Fee revenues	1	1	0	3	3	0
Total revenues	1,138	1,063	7	3,329	3,187	4

Loss and loss expenses	706	680	4	2,171	2,136	2
Underwriting expenses	351	331	6	1,028	968	6
Underwriting profit	$81	$52	56	$130	$83	57

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	62.1%	64.0%	(1.9)	65.3%	67.1%	(1.8)
Underwriting expenses	30.9	31.2	(0.3)	30.9	30.4	0.5
Combined ratio	93.0%	95.2%	(2.2)	96.2%	97.5%	(1.3)

			% Change			% Change
Agency renewal written premiums	$987	$914	8	$3,086	$2,940	5
Agency new business written premiums	187	148	26	562	431	30
Other written premiums	(36)	(33)	(9)	(101)	(95)	(6)
Net written premiums	$1,138	$1,029	11	$3,547	$3,276	8

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	60.7%	60.5%	0.2	61.3%	61.6%	(0.3)
Current accident year catastrophe losses	5.8	6.8	(1.0)	7.5	9.5	(2.0)
Prior accident years before catastrophe losses	(4.0)	(3.2)	(0.8)	(2.9)	(3.9)	1.0
Prior accident years catastrophe losses	(0.4)	(0.1)	(0.3)	(0.6)	(0.1)	(0.5)
Loss and loss expense ratio	62.1%	64.0%	(1.9)	65.3%	67.1%	(1.8)

Current accident year combined ratio before catastrophe losses	91.6%	91.7%	(0.1)	92.2%	92.0%	0.2

•$109 million or 11% growth in third-quarter 2024 commercial lines net written premiums, including higher agency renewal and new business written premiums. Eight percent growth in nine-month net written premiums.
•$73 million or 8% increase in third-quarter renewal written premiums, with commercial lines average renewal pricing increases in the high-single-digit percent range.
•$39 million or 26% increase in third-quarter 2024 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•2.2 percentage-point third-quarter 2024 combined ratio improvement, including a decrease of 1.3 points from lower catastrophe losses.
•1.3 percentage-point nine-month 2024 combined ratio improvement, including a decrease of 2.5 points from lower catastrophe losses.
•4.4 percentage-point third-quarter 2024 benefit from favorable prior accident year reserve development of $50 million, compared with 3.3 points or $34 million for third-quarter 2023.
•3.5 percentage-point nine-month 2024 benefit from favorable prior accident year reserve development, compared with 4.0 points for the first nine months of 2023.
                                             CINF 3Q24 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$678	$527	29	$1,897	$1,484	28
Fee revenues	2	1	100	4	3	33
Total revenues	680	528	29	1,901	1,487	28

Loss and loss expenses	553	368	50	1,421	1,138	25
Underwriting expenses	196	159	23	554	441	26
Underwriting profit (loss)	$(69)	$1	nm	$(74)	$(92)	20

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	81.5%	69.8%	11.7	74.9%	76.7%	(1.8)
Underwriting expenses	28.8	30.1	(1.3)	29.2	29.7	(0.5)
Combined ratio	110.3%	99.9%	10.4	104.1%	106.4%	(2.3)

			% Change			% Change
Agency renewal written premiums	$695	$542	28	$1,870	$1,471	27
Agency new business written premiums	165	122	35	450	307	47
Other written premiums	(28)	(18)	(56)	(74)	(55)	(35)
Net written premiums	$832	$646	29	$2,246	$1,723	30

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.0%	56.3%	(2.3)	55.4%	58.3%	(2.9)
Current accident year catastrophe losses	27.4	15.1	12.3	20.9	22.0	(1.1)
Prior accident years before catastrophe losses	0.9	(0.4)	1.3	0.3	(0.8)	1.1
Prior accident years catastrophe losses	(0.8)	(1.2)	0.4	(1.7)	(2.8)	1.1
Loss and loss expense ratio	81.5%	69.8%	11.7	74.9%	76.7%	(1.8)

Current accident year combined ratio before catastrophe losses	82.8%	86.4%	(3.6)	84.6%	88.0%	(3.4)

•$186 million or 29% growth in third-quarter 2024 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the low-double-digit percent range. Cincinnati Private ClientSM third-quarter 2024 net written premiums from our agencies’ high net worth clients grew 35%, to $479 million. Thirty percent growth in nine-month net written premiums.
•$43 million or 35% increase in third-quarter 2024 new business premiums written by agencies, with the increase approximately half each in our Private Client and in our middle-market personal lines.
•10.4 percentage-point third-quarter 2024 combined ratio increase, including an increase of 12.7 points in the ratio for catastrophe losses.
•2.3 percentage-point nine-month 2024 combined ratio improvement, including no change in the ratio effect from higher catastrophe losses.
•0.1 percentage-point third-quarter 2024 unfavorable prior accident year reserve development of less than $1 million, compared with favorable development of 1.6 points or $8 million for third-quarter 2023.
•1.4 percentage-point nine-month 2024 benefit from favorable prior accident year reserve development, compared with 3.6 points for the first nine months of 2023.

                                             CINF 3Q24 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Earned premiums	$157	$135	16	$447	$394	13
Fee revenues	—	1	(100)	2	2	0
Total revenues	157	136	15	449	396	13

Loss and loss expenses	107	87	23	299	257	16
Underwriting expenses	42	35	20	122	101	21
Underwriting profit	$8	$14	(43)	$28	$38	(26)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	68.6%	64.9%	3.7	67.0%	65.2%	1.8
Underwriting expenses	26.7	25.6	1.1	27.3	25.7	1.6
Combined ratio	95.3%	90.5%	4.8	94.3%	90.9%	3.4

			% Change			% Change
Agency renewal written premiums	$113	$93	22	$365	$316	16
Agency new business written premiums	54	43	26	147	129	14
Other written premiums	(10)	(8)	(25)	(29)	(25)	(16)
Net written premiums	$157	$128	23	$483	$420	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.2%	64.8%	(0.6)	64.6%	67.9%	(3.3)
Current accident year catastrophe losses	1.7	(0.6)	2.3	1.4	0.8	0.6
Prior accident years before catastrophe losses	2.9	0.9	2.0	1.0	(3.3)	4.3
Prior accident years catastrophe losses	(0.2)	(0.2)	0.0	0.0	(0.2)	0.2
Loss and loss expense ratio	68.6%	64.9%	3.7	67.0%	65.2%	1.8

Current accident year combined ratio before catastrophe losses	90.9%	90.4%	0.5	91.9%	93.6%	(1.7)

•$29 million or 23% growth in third-quarter 2024 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Fifteen percent growth in nine-month net written premiums.
•$11 million or 26% increase in third-quarter new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•4.8 percentage-point third-quarter 2024 combined ratio increase, including an increase of 2.3 points in the ratio for catastrophe losses and unfavorable reserve development on prior accident year loss and loss expenses before catastrophe losses that was partially offset by improved current accident year loss and loss expenses before catastrophe losses.
•3.4 percentage-point nine-month 2024 combined ratio increase, including an increase of 0.8 points in the ratio for catastrophe losses and unfavorable reserve development on prior accident year loss and loss expenses before catastrophe losses that was partially offset by improved current accident year results.
•$5 million of third-quarter 2024 unfavorable prior accident year reserve development, compared with less than $1 million of unfavorable development for third-quarter 2023.
•1.0 percentage-point nine-month 2024 unfavorable prior accident year reserve development, compared with 3.5 points of favorable development for the first nine months of 2023.

                                             CINF 3Q24 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Term life insurance	$58	$56	4	$174	$170	2
Whole life insurance	13	12	8	39	37	5
Universal life and other	9	8	13	27	26	4
Earned premiums	80	76	5	240	233	3
Investment income, net of expenses	48	46	4	142	137	4
Investment gains and losses, net	—	—	nm	(9)	(1)	nm
Fee revenues	1	3	(67)	4	8	(50)
Total revenues	129	125	3	377	377	0
Contract holders’ benefits incurred	79	71	11	226	230	(2)
Underwriting expenses incurred	24	22	9	70	64	9
Total benefits and expenses	103	93	11	296	294	1
Net income before income tax	26	32	(19)	81	83	(2)
Income tax provision	6	7	(14)	18	18	0
Net income of the life insurance subsidiary	$20	$25	(20)	$63	$65	(3)

•$4 million increase in third-quarter 2024 earned premiums, including a 4% increase for term life insurance, our largest life insurance product line.
•$2 million decrease in nine-month 2024 life insurance subsidiary net income, primarily due to increased investment losses from fixed-maturity securities partially offset by more favorable mortality experience.
•$138 million or 12% nine-month 2024 increase, to $1.262 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income and a decrease in unrealized investment losses on fixed-maturity securities.
                                             CINF 3Q24 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	% Change	2024	2023	% Change
Investment income, net of expenses	$258	$225	15	$745	$655	14
Investment interest credited to contract holders	(32)	(31)	(3)	(94)	(91)	(3)
Investment gains and losses, net	758	(456)	nm	1,507	84	nm
Investments profit (loss)	$984	$(262)	nm	$2,158	$648	233

Investment income:
Interest	$187	$154	21	$529	$441	20
Dividends	68	69	(1)	209	205	2
Other	7	5	40	18	18	0
Less investment expenses	4	3	33	11	9	22
Investment income, pretax	258	225	15	745	655	14
Less income taxes	44	37	19	125	106	18
Total investment income, after-tax	$214	$188	14	$620	$549	13

Investment returns:
Average invested assets plus cash and cash equivalents	$29,107	$25,490		$28,447	$25,025
Average yield pretax	3.55%	3.53%		3.49%	3.49%
Average yield after-tax	2.94	2.95		2.91	2.93
Effective tax rate	16.9	16.3		16.8	16.2
Fixed-maturity returns:
Average amortized cost	$15,592	$13,879		$15,218	$13,515
Average yield pretax	4.80%	4.44%		4.63%	4.35%
Average yield after-tax	3.93	3.66		3.80	3.59
Effective tax rate	18.1	17.6		18.0	17.4

•$33 million or 15% rise in third-quarter 2024 pretax investment income, including a 21% increase in interest income from fixed-maturity securities and a 1% decrease in equity portfolio dividends.
•$1.255 billion third-quarter 2024 increase in pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Investment gains and losses on equity securities sold, net	$24	$(5)	$146	$2
Unrealized gains and losses on equity securities still held, net	817	(458)	1,446	99
Investment gains and losses on fixed-maturity securities, net	(86)	1	(114)	(6)
Other	3	6	29	(11)
Subtotal - investment gains and losses reported in net income	758	(456)	1,507	84
Change in unrealized investment gains and losses - fixed maturities	497	(369)	367	(360)
Total	$1,255	$(825)	$1,874	$(276)

                                             CINF 3Q24 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At September 30,	At December 31,
	2024	2023
Total investments	$28,104	$25,357
Total assets	37,009	32,769
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	13,804	12,098
Book value per share	88.32	77.06
Debt-to-total-capital ratio	5.6%	6.3%

•$29.856 billion in consolidated cash and total investments at September 30, 2024, an increase of 14% from $26.264 billion at year-end 2023.
•$15.871 billion bond portfolio at September 30, 2024, with an average rating of A2/A. Fair value increased $1.462 billion during the third quarter of 2024, including $672 million in net purchases of fixed-maturity securities.
•$11.570 billion equity portfolio was 41.2% of total investments, including $7.536 billion in appreciated value before taxes at September 30, 2024. Third-quarter 2024 decrease in fair value of $64 million, including $959 million in net sales of equity securities.
•$6.53 third-quarter 2024 increase in book value per share, including an addition of $1.43 from net income before investment gains, $6.33 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities that were partially offset by $0.42 for other items and $0.81 from dividends declared to shareholders.
•Value creation ratio of 17.8% for the first nine months of 2024, including 5.8% from net income before investment gains, which includes underwriting and investment income, and 12.0% from investment portfolio net investment gains and changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 3Q24 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2023 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of any future pandemic, or the resurgence of the COVID-19 pandemic, that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to such pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of global climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as Russia’s invasion of Ukraine, war in the Middle East and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
•Our inability to manage Cincinnati Global or other subsidiaries to produce related business opportunities and growth prospects for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-
                                             CINF 3Q24 Release 10

based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, technological change and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market, impacting the customer experience and altering our competitive advantages
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

                                             CINF 3Q24 Release 11

* * *

                                             CINF 3Q24 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			September 30,	December 31,
			2024	2023
Assets
Investments			$28,104	$25,357
Cash and cash equivalents			1,752	907
Premiums receivable			3,012	2,592
Reinsurance recoverable			548	651
Deferred policy acquisition costs			1,241	1,093
Other assets			2,352	2,169
Total assets			$37,009	$32,769

Liabilities
Insurance reserves			$12,997	$12,118
Unearned premiums			4,874	4,119
Deferred income tax			1,600	1,324
Long-term debt and lease obligations			849	849
Other liabilities			2,885	2,261
Total liabilities			23,205	20,671

Shareholders’ Equity
Common stock and paid-in capital			1,879	1,834
Retained earnings			14,591	13,084
Accumulated other comprehensive loss			(150)	(435)
Treasury stock			(2,516)	(2,385)
Total shareholders' equity			13,804	12,098
Total liabilities and shareholders' equity			$37,009	$32,769

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenues
Earned premiums	$2,297	$2,033	$6,524	$5,894
Investment income, net of expenses	258	225	745	655
Investment gains and losses, net	758	(456)	1,507	84
Other revenues	7	9	23	24
Total revenues	3,320	1,811	8,799	6,657

Benefits and Expenses
Insurance losses and contract holders' benefits	1,578	1,332	4,407	4,070
Underwriting, acquisition and insurance expenses	683	609	1,954	1,744
Interest expense	13	13	40	40
Other operating expenses	6	5	19	17
Total benefits and expenses	2,280	1,959	6,420	5,871

Income (Loss) Before Income Taxes	1,040	(148)	2,379	786

Provision (Benefit) for Income Taxes	220	(49)	492	126

Net Income (Loss)	$820	$(99)	$1,887	$660

Per Common Share:
Net income (loss)—basic	$5.25	$(0.63)	$12.06	$4.20
Net income (loss)—diluted	5.20	(0.63)	11.97	4.17

                                             CINF 3Q24 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 3Q24 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$820	$(99)	$1,887	$660
Less:
Investment gains and losses, net	758	(456)	1,507	84
Income tax on investment gains and losses	(162)	96	(320)	(17)
Investment gains and losses, after-tax	596	(360)	1,187	67
Non-GAAP operating income	$224	$261	$700	$593

Diluted per share data:
Net income (loss)	$5.20	$(0.63)	$11.97	$4.17
Less:
Investment gains and losses, net	4.80	(2.90)	9.55	0.53
Income tax on investment gains and losses	(1.02)	0.61	(2.02)	(0.11)
Investment gains and losses, after-tax	3.78	(2.29)	7.53	0.42
Non-GAAP operating income	$1.42	$1.66	$4.44	$3.75

Life Insurance Reconciliation

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income of the life insurance subsidiary	$20	$25	$63	$65
Investment gains and losses, net	—	—	(9)	(1)
Income tax on investment gains and losses	—	—	(2)	—
Non-GAAP operating income	20	25	70	66

Investment income, net of expenses	(48)	(46)	(142)	(137)
Investment income credited to contract holders	32	31	94	91
Income tax excluding tax on investment gains and losses, net	6	7	20	18
Life insurance segment profit	$10	$17	$42	$38

                                             CINF 3Q24 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended September 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,293	$1,138	$832	$157	$166
Unearned premiums change	(76)	(1)	(154)	—	79
Earned premiums	$2,217	$1,137	$678	$157	$245

Underwriting profit (loss)	$62	$81	$(69)	$8	$42

(Dollars in millions)	Nine months ended September 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$7,000	$3,547	$2,246	$483	$724
Unearned premiums change	(716)	(221)	(349)	(36)	(110)
Earned premiums	$6,284	$3,326	$1,897	$447	$614

Underwriting profit (loss)	$228	$130	$(74)	$28	$144

(Dollars in millions)	Three months ended September 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$1,957	$1,029	$646	$128	$154
Unearned premiums change	—	33	(119)	7	79
Earned premiums	$1,957	$1,062	$527	$135	$233

Underwriting profit	$112	$52	$1	$14	$45

(Dollars in millions)	Nine months ended September 30, 2023
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$6,126	$3,276	$1,723	$420	$707
Unearned premiums change	(465)	(92)	(239)	(26)	(108)
Earned premiums	$5,661	$3,184	$1,484	$394	$599

Underwriting profit (loss)	$149	$83	$(92)	$38	$120

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 3Q24 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Value creation ratio:
End of period book value*	$88.32	$67.72	$88.32	$67.72
Less beginning of period book value	81.79	70.33	77.06	67.01
Change in book value	6.53	(2.61)	11.26	0.71
Dividend declared to shareholders	0.81	0.75	2.43	2.25
Total value creation	$7.34	$(1.86)	$13.69	$2.96

Value creation ratio from change in book value**	8.0%	(3.7)%	14.6%	1.1%
Value creation ratio from dividends declared to shareholders***	1.0	1.1	3.2	3.3
Value creation ratio	9.0%	(2.6)%	17.8%	4.4%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 3Q24 Release 17